                                                                     Exhibit 23b



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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SOUTHSIDE BANCSHARES CORP.
EMPLOYEE STOCK OWNERSHIP PLAN
WITH 401 (k) PROVISIONS
ST. LOUIS, MISSOURI


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 33-0579) of our report dated May 15, 1998, relating to the financial statements of Southside Bancshares Corp. Employee Stock Ownership Plan with 401 (k) Provisions appearing in the Plan's Annual Report on Form 11-K for the year ended December 31, 1997.





                                                  /s/ Hopkins & Howard, PC
                                           -------------------------------------

St. Louis, Missouri
July 2, 1998